EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of ShiftPixy, Inc. on Amendment No. 2 to Form S-1 (File No. 333-280566) of our report dated December 14, 2023, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, and an emphasis of matter paragraph related to the risks and uncertainties related to the Company’s outstanding payroll tax liabilities, with respect to our audits of the consolidated financial statements of ShiftPixy, Inc. as of August 31, 2023 and 2022, and for the years ended August 31, 2023 and 2022 appearing in the Annual Report on Form 10-K of ShiftPixy, Inc. for the year ended August 31, 2023. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We were dismissed as auditors on April 22, 2024 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.

/s/ Marcum LLP

Marcum LLP

New York, NY

August 20, 2024